EXHIBIT 10.22

                        SEPARATION AND RELEASE AGREEMENT

         This Separation and Release Agreement (this "AGREEMENT") is made and entered into as of Sepember 29, 2003, by and between BioSource International, Inc., a Delaware Corporation (the "COMPANY") and Leonard Hendrickson ("EXECUTIVE").

                                    RECITALS:

         A. On October 15, 2001, Executive commenced his employment with the Company, serving as the Company's President and Chief Executive Officer, pursuant to that certain Executive Employment Agreement between Executive and the Company dated September 24, 2001 (the "EMPLOYMENT AGREEMENT").

         B. Executive has suffered a disability and has requested that he be entitled to commence an indefinite leave of absence from his employment with the Company, and the Company has accepted Executive's request without any obligation of continued employment following such leave of absence.

         C. Without committing to any future obligations in respect of Executive's future employment by the Company, and in full and final settlement of all actual and potential differences between Executive and the Company relating to Executive's employment with the Company and Executive's desire to commence an indefinite leave of absence, the Company desires to compensate Executive on the basis set forth herein and Executive is willing to release the Company from any and all liability arising out of or relating to Executive's employment with the Company, all on the terms and subject to the conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as set forth below.

     DISABILITY LEAVE OF ABSENCE FROM EMPLOYMENT.

         1. The Company and Executive acknowledge that Executive will commence a disability leave effective as of the date of this Agreement and until December 31, 2004 (the "LEAVE PERIOD"), and that following the Leave Period, the Company will have no obligation to restore or continue Executive's employment with Company.

         2. The Company and Executive agree that the Employment Agreement is terminated, and that Executive's leave of absence shall be governed exclusively by the terms and conditions of this Agreement. In addition, Executive hereby resigns his position as President and Chief Executive Officer and as a member of the Board of Directors of the Company, effective as of the date of this Agreement.

         3. During the portion of the Leave Period commencing on the date of this Agreement and ending at the close of business on December 31, 2003:

                  3.1. the Company will pay to Executive the difference between Executive's current base salary and any amount received by Executive under the Company's disability insurance plans and pursuant to any governmental disability benefits;

                  3.2. the Company will continue to pay the Company's portion of Executive's Blue Cross and Kaiser health insurance benefits, and will continue to do so until March 31, 2004;

                  3.3. the Company will continue to provide Executive with the same life insurance benefits currently provided to Executive and will continue to do so until March 31, 2004; and

                  3.4. no "special terminating event," as that term is defined in Executive's Stock Option Agreements identified on Schedule A hereto (the "OPTIONS"), shall be deemed to have occurred with respect to any of Executive's Options, such that the Options, to the extent not fully vested on the date hereof, will continue to vest.

         4. During the portion of the Leave Period commencing on January 1, 2004 and ending at the close of business on December 31, 2004:

                  4.1 the Company will pay to Executive the difference between sixty percent (60%) of Executive's current base salary and any amount received by Executive under the Company's disability insurance plans and pursuant to any governmental disability benefits;

                  4.2 on or before April 1, 2004, the Company shall deliver a notice to Executive and Executive shall thereafter have the right to make an election to continue Executive's Blue Cross and Kaiser health insurance benefits through the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), and for the period from April 1, 2004 through December 31, 2004, the Company will pay all costs associated with the continuation of such COBRA benefits to Executive; PROVIDED, that effective January 1, 2005 through September 30, 2005, Executive will pay all costs associated with the continuation of such COBRA benefits to Executive;

                  4.3 on or between April 1, 2004 and September 30, 2004, Executive must apply for a Waiver of Premium Extension, as defined under the terms of the Company's life insurance policy, and provide the Company with such Waiver in the form contained in a notice which shall be delivered to Executive on or before April 1, 2004, and provided that the Company's insurer determines that Executive's disability is continuing, Executive will continue to receive the life insurance benefits currently provided to Executive until the earlier of the date the Company's insurer determines Executive to no longer be disabled, and the date Executive reaches the age of seventy (70);

                  4.4 on September 30, 2005,; if Executive is still suffering from a disability, the Company shall deliver a notice to Executive and Executive shall thereafter have the right to make an election to further continue Executive's Blue Cross and Kaiser health insurance benefits through the provisions of COBRA for the period from October 1, 2005 through August 31, 2006; PROVIDED, that effective Executive will pay all costs associated with the continuation of such COBRA benefits to Executive during such period; and

                  4.5 as of December 31, 2003, a "special terminating event" shall be deemed to have occurred with respect to the Options, such that the Options, to the extent not fully vested on the date hereof, will cease to vest, and thereafter be exercisable pursuant to their terms for a period of one year.

         5. Executive acknowledges and expressly agrees that the foregoing compensation is in lieu of the payment of all salary, bonus, management incentive payments, accrued vacation pay, accrued PTO time, and all other monies and benefits from the Company to which Executive is entitled, and that the Company shall have no further obligation to Executive except as expressly set forth in this Agreement.

         6. Executive acknowledges and agrees that other than as set forth in the Options with respect to the exercisability thereof, the benefits payable to Executive hereunder are personal, and are not payable to Executive's heirs or estate.

     GENERAL RELEASE BY EXECUTIVE. Executive hereby agrees as follows:

         1. Executive, for and on behalf of himself, his agents, heirs, executors, administrators, and assigns, does hereby release and forever discharge the Company and its successors and assigns, and all of its respective agents, shareholders, directors, officers, partners, employees, representatives, insurers, attorneys, parent companies, subsidiaries, affiliates, and joint venturers, and each of them, from any and all claims that are based upon acts or events that occurred on or before the date on which this Agreement becomes enforceable, including any claim arising under any state or federal statute or common law, including without limitation all claims relating to Executive's employment with the Company and the termination thereof, and all claims for or under, among other things, Title VII of the Civil Rights Act of 1964, as amended (42 U.S.C. sections 2000e, et seq.), the Fair Labor Standards Act, including the Equal Pay Act (29 U.S.C. section 206(d) and interpretive regulations), the Employment Retirement Income Security Act of 1974 (29 U.S.C. sections 100, et seq.), the Family and Medical Leave Act (29 U.S.C. sections 2601, et seq. and 29 C.F.R. Part 825), the Americans with Disabilities Act (42 U.S.C. sections 12101, et seq.), the Age Discrimination in Employment Act, including the Older Worker Benefits Protection Act (29 U.S.C. sections 623, et seq.), the Worker Adjustment and Retraining Notification Act (29 U.S.C. sections 2101, et seq.), the California Fair Employment and Housing Act (California Government Code sections 12940, et seq.), the California Family Rights Act (California Government Code
section 12945.2), the California Labor Code (expressly including Sections 203, 206, 218.5 and the Equal Pay Act, Section 1197.5), the United States and California Constitutions, and any other federal or state law, whether statutory or common law (the "Claims"). Executive expressly waives any and all rights under Section 1542 of the Civil Code of the State of California which provides as follows:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         2. Executive waives and releases any right or benefit that he has or may have under any similar law or rule of any other jurisdiction pertaining to the Claims. It is the intention of Executive, through this Agreement, fully, finally, and forever to settle and release all such matters and claims relative thereto which have existed, do now exist or may exist between the parties arising out of or related to the Claims. In furtherance of such intention, the release herein given shall be, and remain in effect as, a full and complete release of such matters notwithstanding the discovery of the existence of any additional Claims or facts relating thereto.

     ADEA CLAIMS. Executive acknowledges and agrees that this Agreement constitutes a voluntary waiver of any and all rights and claims Executive may have as of this date, including rights or claims arising under the ADEA. Executive has waived rights or claims pursuant to this Agreement in exchange for consideration, the value of which exceeds payment or remuneration to which Executive was entitled, and a portion of such additional consideration is attributable to this ADEA portion of the Agreement. Executive has been advised that he may consult with the attorney of his choosing concerning this Agreement prior to executing it. Executive also has been allowed a period of at least 21 days to consider the terms of this Agreement, and in the event Executive decides to execute this Agreement in fewer than 21 days, he has done so with the express understanding that he has been given and declined the opportunity to consider this Agreement for a full 21 days. Executive also understands that he may revoke the release contained in this Agreement regarding claims under the ADEA at any time during the seven (7) days following the date of execution of this Agreement, and such release shall not become effective or enforceable until such revocation period has expired.

     CONFIDENTIALITY. The terms of this Agreement shall be considered confidential and except for such disclosures as the Company may be advised by counsel should be made in order to discharge its obligations as a public company, the terms and conditions of this Agreement will not be publicly released by any party without the prior written consent of the other.

     GENERAL PROVISIONS.

         1. NOTICES. All notices, requirements, requests, demands, claims or other communications hereunder shall be in writing. Any notice, requirement, request, demand, claim or other communication herender shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two (2) business days after having been sent by registered or certified mail, return-receipt requested, postage prepaid and addressed to the intended recipient as set forth below or (iii) if sent through an overnight delivery service under circumstances by which such service guarantees next day delivery, the date following the date so sent:

If to the Company, to:       BioSource International, Inc.
                             542 Flynn Road
                             Camarillo, California 93012
                             Attn: Chief Executive Officer
       with a copy to:       Stubbs Alderton & Markiles, LLP
                             15821 Ventura Blvd., Suite 525
                             Encino, CA 91436
                             Attn: Scott Alderton, Esq.

If to Executive, to:         the address set forth on the signature page hereof.

Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         2. ASSIGNMENT. This Agreement and the benefits hereunder are personal to Executive and are not assignable or transferable, even by operation of the laws of intestacy. The Company may not assign this Agreement to any person, firm or company; PROVIDED HOWEVER, that this Agreement and the benefits hereunder may be assigned by the Company to any corporation into which the Company may be merged or consolidated, and this Agreement and the benefits hereunder will automatically be deemed assigned to any such corporation.

         3. ENTIRE AGREEMENT. This Agreement and the Options contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all other previous written or oral negotiations, commitments, understandings, agreements and any other writings or communications in respect of such subject matter.

         4.       AMENDMENTS.   This   Agreement   may  be  modified,   amended,
superseded or terminated only by a writing duly signed by both parties.

         5. SEVERABILITY. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

         6. NO WAIVER. Any waiver by either party of a breach of any provisions of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of either party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or to deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         7. BINDING EFFECT. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their permitted assigns, successors and legal representatives.

         8. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same document.

         9. GOVERNING LAW. This Agreement has been negotiated and entered into in the State of California and shall be construed in accordance with the laws of the State of California, without regard to conflicts of law principles thereof.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Executive has executed the same as of the day and year first above written.



                                       THE "COMPANY"

                                       BIOSOURCE INTERNATIONAL, INC.

                                       By:   /s/ Charles C. Best
                                             -----------------------------------
                                             Name:  Charles C. Best
                                             Title: Chief Financial Officer



                                       "EXECUTIVE"

                                       /s/ Leonard Hendrickson
                                       -----------------------------------------
                                       Leonard Hendrickson

                                       HOME ADDRESS:

                                       4063 Dover Road
                                       La Canada, CA  91011-4026

                                       Mailing Address:
                                       PO Box 1052
                                       La Canada, CA 91012-1052

                                   SCHEDULE A

                              OPTIONS AS OF 9/30/03




 GRANT DATE    EXPIRATION        GRANT       NUMBER OF     OPTION        OPTIONS      OPTIONS
                  DATE           TYPE         OPTIONS     EXERCISE     OUTSTANDING    VESTED
                                              GRANTED      PRICE
   1/1/1995     1/1/2005    Non-Qualified      10,000       $2.13          8,000       8,000
   9/4/1996     9/4/2006    Non-Qualified      10,000       $7.53         10,000      10,000
   1/1/1997     1/1/2007    Non-Qualified       4,000       $7.63          4,000       4,000
   1/1/1998     1/1/2008    Non-Qualified       4,000       $6.38          4,000       4,000
 12/17/1998   12/17/2008    Non-Qualified      25,000       $2.56         25,000      25,000
 12/17/1999   12/17/2009    Non-Qualified       4,000       $3.69          4,000       4,000
 12/15/2000   12/15/2010    Non-Qualified       4,000      $16.56          4,000       4,000
 10/15/2001   10/15/2011    Non-Qualified     280,000       $5.19        280,000     134,165